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                                                                    EXHIBIT 10.2

                                OMNIBUS AGREEMENT

                                     BETWEEN

                            PENN OCTANE CORPORATION,

                                RIO VISTA GP LLC,

                         RIO VISTA ENERGY PARTNERS L.P.

                                       AND

                      RIO VISTA OPERATING PARTNERSHIP L.P.

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                                OMNIBUS AGREEMENT

         THIS OMNIBUS AGREEMENT is entered into as of [______________], 2003 by and among Penn Octane Corporation, a Texas corporation ("POCC"), Rio Vista GP LLC, a Delaware limited liability company (the "General Partner"), Rio Vista Energy Partners L.P., a Delaware limited partnership (the "Partnership"), and Rio Vista Operating Partnership L.P. (the "Operating Partnership"). The above-named entities are sometimes referred to in this Agreement each as a "Party" and collectively as the "Parties."

                                    RECITALS:

         WHEREAS, POCC and its Affiliates (as defined herein) formed the Partnership, the General Partner and the Operating Partnership for the purpose of conducting of the Business (as defined below);

         WHEREAS, certain assets and services used by POCC or its Affiliates in the conduct of the Business prior to the formation of the Partnership were not transferred to the Partnership;

         WHEREAS, the Parties desire to ensure the continued effective operation of the Business, and the Parties recognize that the continued effective operation of the Business requires that POCC provide certain management and employee services to the Business as set forth in this Agreement; and

         WHEREAS, the Parties desire to evidence other agreements and relationships, as more fully set out in this Agreement, with respect to the transfer of the Business to the Partnership and the Operating Partnership as well as the operation of the Business by the Partnership and the Operating Partnership.

         NOW THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         DEFINITIONS. (a) As used in this Agreement, the following terms shall have the respective meanings set forth below:

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

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         "Agreement" means this Omnibus Agreement, as it may be amended, modified, or supplemented from time to time in accordance with Section 4.7 hereof.

         "Assets" means the "Contributed Assets" as such term is defined in the Contribution Agreement.

         "Business" means (i) providing transportation, terminalling and distribution services for hydrocarbon products and by-products, and (ii) marketing and selling hydrocarbon products and by-products.

         "Closing Date" means the date of the Distribution.

         "Conflicts Committee" is defined in the Partnership Agreement.

         "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Contribution Agreement" means the Contribution, Conveyance and Assumption Agreement, dated [______________], 2003, by and among various POCC Entities, the Partnership, the Operating Partnership, the General Partner and Rio Vista Operating GP LLC, a Delaware limited liability company.

         "Covered Environmental Losses" is defined in Section 2.1(a).

         "Distribution" means the distribution by POCC of all the outstanding common units of the Partnership representing limited partner interests to the stockholders of POCC.

         "Environmental Laws" means all federal, state, and local laws, statutes, rules, regulations, orders, and ordinances, now or hereafter in effect, relating to protection of human health and the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, and other environmental conservation and protection laws, each as amended from time to time.

         "General Partner" is defined in the introduction to this Agreement.

         "Hazardous Substance" means any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated under any Environmental Law, including, without limitation, any hazardous substance as defined under the Comprehensive Environmental Response, Compensation, and Liability Act.

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         "Indemnified Party" means the Partnership Entities or the POCC
Entities, as the case may be, in their capacity as the parties entitled to indemnification in accordance with Article II.

         "Indemnifying Party" means either the Partnership Entities or the POCC Entities, as the case may be, in its capacity as the parties from whom indemnification may be sought in accordance with Article II.

         "Losses" means any losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs, and expenses (including, without limitation, court costs and reasonable attorney's and expert's fees) of any and every kind or character.

         "POCC" is defined in the introduction to this Agreement.

         "POCC Entities" means POCC and each of its Subsidiaries (other than the General Partner, the Partnership and any Subsidiary of the Partnership).

         "Partnership" is defined in the introduction to this Agreement.

         "Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of Rio Vista Energy Partners L.P., dated as of, and in the form on, the Closing Date. No amendment or modification to the Partnership Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to by each of the Parties to this Agreement.

         "Partnership Entities" means the Partnership, the General Partner and each Subsidiary of the Partnership.

         "Party" and "Parties" is defined in the introduction to this Agreement.

         "Pass-Through Environmental Losses" is defined in Section 2.1(b).

         "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

         "Retained Assets" means, collectively, any assets and investments owned by any of the POCC Group that were not conveyed, contributed or otherwise transferred to any of the Partnership Entities prior to or on the Closing Date.

         "Services" is defined in Section 3.1.

         "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of

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the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or
(ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

                                   ARTICLE II

                                 INDEMNIFICATION

         2.1      ENVIRONMENTAL INDEMNIFICATION.

                  (a) Subject to the limitations contained in this Section 2.1(a), POCC shall indemnify, defend and hold harmless each of the Partnership Entities from and against environmental and toxic tort Losses suffered, incurred or paid by any of the Partnership Entities by reason of or arising out of:

                           (i)      any violation or correction of violation of
Environmental Laws associated with the Assets or the Retained Assets, or

                           (ii)     any event or condition associated with the
ownership or operation of the Assets or the Retained Assets (including, without limitation, the presence of Hazardous Substances on, under, about or migrating to or from the Assets or the Retained Assets or the disposal or release of Hazardous Substances generated by operation of the Assets or the Retained Assets at non-Asset locations) including, without limitation, (A) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws, (B) the cost or expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental Laws, and (C) the cost and expense for any environmental or toxic tort pre-trial, trial, or appellate legal or litigation support work, but only to the extent that such violation complained of under Section 2.1(a)(i) or such events or conditions included under Section 2.1(a)(ii) occurred before the Closing Date (collectively, "Covered Environmental Losses").

                  (b) POCC shall indemnify, defend and hold harmless any of the Partnership Entities from and against any Losses suffered or incurred by any of the Partnership Entities to the extent that POCC is entitled to and receives indemnification, is defended or held harmless against any such Losses from any third-party pursuant to any agreement between any third-party and POCC (collectively, "Pass-Through Environmental Losses"). In furtherance of such agreement, POCC agrees to use its best commercially reasonable efforts to pursue, for the benefit of the Partnership Entities, any such indemnification with respect to which it might be entitled if

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requested by the Partnership; provided that, the Partnership shall reimburse
POCC for all costs and expenses incurred in connection with pursuing such indemnity on behalf of the Partnership.

                  (c) The Partnership shall indemnify, defend and hold harmless POCC from and against Losses suffered or incurred by any of the POCC Entities by reason of or arising out of:

                           (i)      any violation or correction of violation of
Environmental Laws associated with the Assets, or

                           (ii)     any event or condition associated with
ownership or operation of the Assets (including, but not limited to, the presence of Hazardous Substances on, under, about or migrating to or from the Assets or the disposal or release of Hazardous Substances generated by operation of the Assets at non-Asset locations) including, without limitation, (A) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws, (B) the cost or expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental Laws, and (C) the cost and expense for any environmental or toxic tort pre-trial, trial, or appellate legal or litigation support work, but only to the extent such violation complained of under Section 2.1(c)(i) or such events or conditions included under Section 2.1(c)(ii) occurred after the Closing Date.

         2.2      ADDITIONAL INDEMNIFICATION

                  (a) In addition to and not in limitation of the indemnification provided under Sections 2.1(a) and 2.1(b), POCC shall indemnify, defend, and hold harmless the Partnership Entities from and against any Losses suffered or incurred by the Partnership Entities by reason of or arising out of

                           (i)      any events and conditions associated with
the ownership or operation of the Retained Assets, whether occurring before or after the Closing Date,

                           (ii)     the failure of the Partnership Entities to
be the owner of such valid leasehold interests or fee ownership interests in and to the Assets as are necessary to enable the Partnership Entities to continue to own and operate the Assets and the Business in the same manner that the Assets and the Business were owned and operated by the POCC Entities during the one-year period immediately prior to the Closing Date to the extent that POCC is notified of any of the foregoing within three years after the Closing Date,

                           (iii)    the failure of the Partnership Entities to
have any consent or permit necessary to allow the Partnership Entities to own or operate the Assets and the Business in the same manner that the Assets and the Business were owned and operated by the POCC Entities

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during the one-year period immediately prior to the Closing Date to the extent that POCC is notified of any of the foregoing within three years after the Closing Date,

                           (iv)     all legal actions against POCC, including
without limitation, those set forth on Schedule 2.2 hereto, and

                           (v)      all federal, state and local income tax
liabilities attributable to the operation of the Assets prior to the Closing
Date.

                  (b) In addition to and not in limitation of the indemnification provided under Sections 2.1(c), or under the Partnership Agreement, the Partnership shall indemnify, defend, and hold harmless the POCC Entities from and against any Losses suffered or incurred by any of the POCC Entities by reason of or arising out of events and conditions associated with:

                           (i)      the operation of the Assets and the
Business,

                           (ii)     the performance of the Services by POCC
and/or its employees pursuant to this Agreement (provided that POCC is not in breach of this Agreement), in each case occurring on or after the Closing Date (other than Covered Environmental Losses which are provided for under Section 2.1), unless in any such case such indemnification would not be permitted under
Section 7.7 of the Partnership Agreement, and

                  (c) In addition to and not in limitation of the indemnification provided under Sections 2.1(c) and 2.2(b), or under the Partnership Agreement, the Partnership shall indemnify, for a period of three years from the fiscal year end that includes the Closing Date, the POCC Entities for federal income tax liabilities, including penalties and interest, resulting from the Distribution and restructuring transactions connected with it to the extent such federal income tax liabilities exceed $2.5 million in the aggregate.

         2.3      INDEMNIFICATION PROCEDURES.

                  (a) The Indemnified Party agrees that within a reasonable period of time after it becomes aware of facts giving rise to a claim for indemnification under this Article II, it will provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim.

                  (b) The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Article II, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided however, that no such settlement shall be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be.

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                  (c)      The Indemnified Party agrees to cooperate fully with
the Indemnifying Party, with respect to all aspects of the defense of any claims covered by the indemnification under this Article II, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article II; provided however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party reasonably informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

                  (d) In determining the amount of any Losses for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized or to be realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Indemnified Party as a result of such claim and (ii) all amounts recovered or recoverable by the Indemnified Party under contractual indemnities from third parties.

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                                   ARTICLE III

                     SERVICES AND RELATED PARTY TRANSACTIONS

         3.1 SERVICES. During the term of this Agreement, POCC agrees to provide (either directly or through its Subsidiaries) on behalf of the General Partner in accordance with Article VII of the Partnership Agreement, the employees or independent contractors, corporate staff, support services and administrative services necessary to operate the Business (the "Services"). POCC shall perform the Services in a manner that is substantially identical in nature and quality to the services performed by POCC for the Business during the one-year period immediately prior to the Closing Date. The General Partner and the Partnership agree that POCC shall be reimbursed for all costs and expenses incurred in connection with the performance of the Services as if it were the General Partner in accordance with Section 7.4(b) and 7.6(c) of the Partnership Agreement.

         3.2 DESIGNATION OF AGENTS. In connection with the provision of the Services by the employees of POCC, the General Partner, on behalf of the Partnership, hereby appoints and empowers POCC and each current and future employee of POCC who is fulfilling a job function for the Partnership in connection with the conduct by the Partnership of its business in the ordinary course, as agent of the Partnership with full power and authority to execute and deliver on behalf of the Partnership, any documents, contracts, governmental filings or other instruments commensurate with, but limited to, such job function. The power and authority granted pursuant to this Section 3.2 to a person described in the preceding sentence will be valid only for so long as such person is employed by POCC.

         3.3 RIGHT TO OPERATE. POCC shall have the right, but not the obligation, to act as operator of the Partnership's facilities to the same extent it acted as operator of such facilities prior to the effective date of this Agreement for so long as POCC has responsibilities associated with such facilities.

         3.4 RELATED PARTY TRANSACTIONS. Each of POCC, the General Partner, the Partnership and the Operating Partnership agree that the execution or material amendment of any "significant agreement" (as such term is defined below) must be approved by the Conflicts Committee. The term "significant agreement" means any agreement between the General Partner, the Partnership or the Operating Partnership, on the one hand, and any POCC Entity, on the other hand, that requires aggregate annual payments to or from any POCC Entity or POCC Entities in excess of $100,000.

         3.5 BREACH BY PENN OCTANE. In the event POCC fails to perform the Services as provided in Section 3.1 and does not cure such failure within ten
(10) days of receiving written notice of same from the General Partner, the Partnership, in addition to any other remedies at law or in equity, may terminate this Agreement and engage a third party for the provision of the Services. POCC shall cooperate in good faith with the Partnership and the General Partner in transitioning the Services to any such third party.

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                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 INSURANCE MATTERS. POCC hereby agrees to cause each of the Partnership Entities to be named as additional insureds in POCC's current insurance program, which is described on Schedule 4.1 attached hereto. Each of the Partnership Entities shall pay for its allocated cost of that insurance coverage in an amount equal to POCC's cost of insuring the assets and operations of Partnership Entity and generally in accordance with the allocations and methodology described in Schedule 4.1.

         4.2 CHOICE OF LAW; SUBMISSION TO JURISDICTION. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in Harris County, Texas.

         4.3 NOTICE. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such Person. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party's signature to this Agreement, or at such other address as such Party may stipulate to the other parties in the manner provided in this Section 4.3.

         4.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

         4.5      TERMINATION. Unless earlier terminated as provided in this
Section 4.5, the term of this Agreement shall be five (5) years from the date hereof and shall be automatically renewed for subsequent five (5) year terms, unless and until either party provides written notice to the other party at least sixty (60) days prior to the expiration of the initial five (5) year term or any renewal term that such party does not wish to renew this Agreement on the expiration of the then current term. This Agreement, other than the provisions of Article II, shall terminate on the earlier to occur of (i) ninety (90) days after either party notifies the other party in writing that the Partnership is no longer an Affiliate of POCC and (ii) this Agreement is terminated by the Partnership under Section 3.5. Termination of this Agreement shall not terminate any Indemnifying Party's continuing obligation of indemnification pursuant to
Article II of this Agreement which obligations shall survive as provided in
Article II.

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         4.6      EFFECT OF WAIVER OR CONSENT. No waiver or consent, express or implied, by any Party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

         4.7 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto; provided however, that the Partnership may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement.

         4.8 ASSIGNMENT. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto.

         4.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

         4.10 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         4.11 FURTHER ASSURANCES. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

         4.12 LAWS AND REGULATIONS. Notwithstanding any provision of this Agreement to the contrary, no Party to this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

         4.13 NEGOTIATION OF RIGHTS OF LIMITED PARTNERS, ASSIGNEES, AND THIRD PARTIES. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no limited partner, member, assignee or other Person of the Partnership or General Partner shall have the right, separate and apart from the Partnership or the General Partner, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

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         IN WITNESS WHEREOF, the Parties hereto have executed this Omnibus
Agreement on, and effective as of, the date first written above.

                                        RIO VISTA ENERGY PARTNERS, L.P.

                                        By: RIO VISTA GP LLC,
                                            On behalf of itself and on behalf of
                                            Partnership as its General Partner

                                            By: ________________________________
                                                Name:  Richard Shore, Jr.
                                                Title: President

                                        RIO VISTA OPERATING PARTNERSHIP L.P.

                                        By: RIO VISTA OPERATING GP LLC

                                            By:  RIO VISTA ENERGY PARTNERS
                                                 L.P., its sole member

                                                 By: RIO VISTA GP LLC

                                                 By: ___________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                        PENN OCTANE CORPORATION

                                        By: ____________________________________
                                        Name:  Jerome B. Richter
                                        Title: President

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                                  SCHEDULE 2.2

              PENDING LEGAL ACTIONS AGAINST PENN OCTANE CORPORATION

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                                   SCHEDULE 4

                                    INSURANCE

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